                                                                   EXHIBIT 23(a)

                                    [Letterhead]

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) to register 2 million shares of Common Stock of UtiliCorp United Inc. of our report dated February 6, 1996, included in the UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this Registration Statement.


                                  /s/ Arthur Andersen LLP


Kansas City, Missouri
  January 13, 1997